Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-77348 of Merix Corporation on Form S-8 (containing a Reoffer Prospectus on Form S-3) of our report dated June 18, 1996, appearing in this Annual Report on Form 10-K of Merix Corporation for the year ended May 25, 1996.


DELOITTE & TOUCHE LLP

Portland, Oregon
July 23, 1996